 PUBLIC SERVICE COMPANY OF OKLAHOMA                                   EXHIBIT 4
 INDEX TO
 FINANCIAL STATEMENTS                                                      Page
                                                                          Number

 BALANCE SHEETS - PER BOOKS AND PRO FORMA AS OF MARCH 31, 1997                2

 STATEMENT OF INCOME FOR THE TWELVE MONTHS ENDED MARCH 31, 1997               4

 STATEMENT OF RETAINED EARNINGS FOR THE TWELVE MONTHS ENDED                   5
   MARCH 31, 1997

 STATEMENTS OF LONG-TERM DEBT OUTSTANDING AS OF MARCH 31, 1997                6

 STATEMENTS OF PREFERRED STOCK OUTSTANDING AS OF MARCH 31, 1997               7

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS                                      8

 STATEMENT OF CHANGES                                                         9

 CAPITALIZATION RATIOS - Per books and Pro forma                             10

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                  11

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1997
 UNAUDITED
 (Millions)
                                              Per    Pro Forma  Pro
                                             Books  Adjustment Forma
                                           --------------------------

 ASSETS

 FIXED ASSETS
   Electric utility plant
    Production                                 $903            $903
    Transmission                                370             370
    Distribution                                785             785
    General                                     195             195
    Construction work in progress                50              50
                                           -------------------------
                                              2,303           2,303
    Less - Accumulated depreciation           1,004           1,004
                                           -------------------------
                                              1,299           1,299
                                           -------------------------

 CURRENT ASSETS
    Cash and temporary cash investments           7     ($3)      4
    Accounts receivable                          22              22
    Materials and supplies, at average cost      33              33
    Fuel inventory                               15              15
    Accumulated deferred income taxes             4               4
    Prepayments                                   2               2
                                           -------------------------
                                                 83      (3)     80
                                           -------------------------

 DEFERRED CHARGES AND OTHER ASSETS               63       3      66
                                           -------------------------

                                             $1,445      $0  $1,445
                                           =========================

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 BALANCE SHEETS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1997
 UNAUDITED
 (Millions)
                                              Per    Pro Forma  Pro
                                             Books  Adjustment Forma
                                           --------------------------

 CAPITALIZATION AND LIABILITIES

 CAPITALIZATION
    Common stock, $15 par value;
     authorized 11,000,000 shares;
     issued 10,482,000 shares;
     outstanding 9,013,000 shares              $157            $157
    Paid-in capital                             180             180
    Retained earnings                           154             154
                                           -------------------------

      Total common stock equity                 491             491
    Preferred stock                              20              20
    Long-term debt                              420             420
                                           -------------------------
      Total capitalization                      931             931
                                           -------------------------


 CURRENT LIABILITIES
    Long-term debt due within twelve months       0               0
    Advances from affiliates                     70              70
    Payable to affiliates                        21              21
    Accounts payable                             28              28
    Payables to customers                        15              15
    Accrued taxes                                17              17
    Accrued interest                             11              11
    Other                                         5               5
                                           -------------------------
                                                167             167
                                           -------------------------

 DEFERRED CREDITS
   Accumulated deferred income taxes            252             252
    Investment tax credits                       42              42
    Income tax related regulatory
      liabilities, net                           45              45
    Other                                         8               8
                                           -------------------------
                                                347             347
                                           -------------------------

                                             $1,445      $0  $1,445
                                           =========================

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 STATEMENT OF INCOME
 FOR THE TWELVE MONTHS MARCH 31, 1997
 UNAUDITED
 (Millions)



 ELECTRIC OPERATING REVENUE                    $743
                                           ---------


 OPERATING EXPENSES AND TAXES
   Fuel                                         291
   Purchased power                               44
   Other operating                              122
   Maintenance                                   38
   Depreciation and amortization                 78
   Taxes, other than income                      28
   Income taxes                                  38
                                           ---------

                                                639
                                           ---------

 OPERATING INCOME                               104
                                           ---------

 OTHER INCOME AND DEDUCTIONS                    (35)
                                           ---------

 INCOME BEFORE INTEREST CHARGES                  69
                                           ---------

 INTEREST CHARGES
   Interest on long-term debt                    31
   Interest on short-term debt and other          4
                                           ---------

                                                 35
                                           ---------


 NET INCOME                                      34

 PREFERRED STOCK DIVIDENDS                        1
                                           ---------

 NET INCOME FOR COMMON STOCK                    $33
                                           =========

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 STATEMENT OF RETAINED EARNINGS
 FOR THE TWELVE MONTHS MARCH 31, 1997
 UNAUDITED
 (Millions)



 RETAINED EARNINGS AT MARCH 31, 1996           $149
 Add: Net income (loss) for common stock         33
                                           ---------

                                                182
 Deduct: Common stock dividends                  28
                                           ---------

 RETAINED EARNINGS AT MARCH 31, 1997           $154
                                           =========

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 STATEMENT OF LONG-TERM DEBT OUTSTANDING
 AS OF MARCH 31, 1997
 UNAUDITED
 (Millions)


 First mortgage bonds -
   Series K, 7-1/4%, due January 1, 1999                $25
   Series L, 7-3/8%, due March 1, 2002                   30
   Series S, 7-1/4%, due July 1, 2003                    65
   Series T, 7-3/8%, due December 1, 2004                50
   Series U, 6-1/4%, due April 1, 2003                   35
   Series V, 7-3/8%, due April 1, 2023                  100
   Series W, 6-1/2%, due June 1, 2005                    50
 Long-term note
   Series A-1, 5.89%, due December 15, 2000              10
   Series A-2, 5.91%, due March 1, 2001                   6
   Series A-3, 6.02%, due March 1, 2001                   5
   Series A-4, 6.02%, due March 1, 2001                   9
   Series A-5, 6.43%, due March 30, 2000                 10
 Installment sales agreements -
   Pollution control bonds
     Series A, 5.9%, due December 1, 2007                35
     Series 1996 6.0%, due June 1, 2020                  12 *
 Unamortized discount                                    (4)
 Unamortized costs of reacquired debt                   (18)
                                                    --------

*   Rounded down from 12,660,000                       $420
                                                    --------

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 STATEMENT OF PREFERRED STOCK OUTSTANDING
 AS OF MARCH 31, 1997
 UNAUDITED
 (Millions)


   4.00% Series,    97,900 shares                       $10
   4.24% Series,   100,000 shares                        10
                                                    --------
                                                        $20
                                                    --------

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 PRO FORMA ADJUSTMENTS TO BALANCE SHEETS
 AS OF MARCH 31, 1997
 UNAUDITED
 (Thousands)
                                                      DR      CR
                                                    ----------------

 Deferred charges and other assets                    3,036
     Cash                                                     3,036

  (record PSO's equity investment in Scientech's common stock:
    70,000 Class A shares; 436,000 Class B shares)

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 STATEMENT OF CHANGES

On April 24, 1997, PSO's business trust, PSO Capital I, sold to underwriters in a negotiated offering $75 million, 8.00% Series A, Trust Originated Preferred Securities due April 2037. The proceeds from the sale of these securities were used by PSO to reimburse PSO's treasury for the cost of reacquiring approximately $14.5 million of 4.00% Series and 4.24% Series preferred stock, to provide working capital and for other general corporate purposes. Settlement of the transaction occurred on May 2, 1997. PSO Capital I will be treated as a subsidiary of PSO whose only assets are the approximately $73.3 million principal subordinated debentures issued by PSO. In addition to PSO's obligation under the subordinated debentures, PSO has also agreed to a obligation which represents a full and unconditional guarantee of PSO Capital I's trust obligations.


With the exception of the trust preferred security transaction described above, there have been no significant changes in the financial statements of Public Service Company of Oklahoma subsequent to March 31, 1997, other than in the ordinary course of business. See PSO's Quarterly Report on Form 10-Q (included with CSW's Combined Quarterly Report on Form 10-Q) for the quarter ended March 31, 1997.

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 CAPITALIZATION RATIOS
 PER BOOKS AND PRO FORMA
 AS OF MARCH 31, 1997
                                            Common
                                            Stock   Preferred  Long-term
                                            Equity   Stock        Debt
                                           ------------------------------

   Per books                                 52.7%    2.1%       45.1%

   Pro forma (NO CHANGE)                     52.7%    2.1%       45.1%

 PUBLIC SERVICE COMPANY OF OKLAHOMA

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



The notes to consolidated financial statements included in Public Service Company of Oklahoma's Annual Report on Form 10-K (included in Central and South West Corporation's 1996 Combined Annual Report on Form 10-K) are hereby incorporated by reference and made a part of this report.

                                                       Page
                                                     Reference

 1996 Combined Annual Report on Form 10-K     pages 2-39 through 2-71